Exhibit 15

June 25, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 4, 2003, on our review of interim financial information of Alcoa Inc. and subsidiaries as of and for the three-month period ended March 31, 2003, and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement (No. 333-106411) dated June 24, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP